UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 29, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2026, Borealis Foods Inc. (the “Company”) issued a convertible promissory note to OXUS CAPITAL PTE LTD. (“Oxus”) in the principal amount of $3,000,000 (the “Note”). As of the date of issuance, Oxus beneficially owned approximately 39.09% of the Company’s outstanding common shares and was the Company’s largest shareholder. Oxus has designated two members of the Company’s Board of Directors. The Note bears interest at a rate of 10% per annum, payable at maturity, and matures on the earlier of August 29, 2026 and the date on which the investor Oxus accelerates the obligations under the Note following an event of default; provided that, if all required approvals for conversion have not been obtained by August 29, 2026, the maturity date will automatically be extended to the date that is five business days following the date on which all such approvals have been obtained, and interest will continue to accrue during such extension period. The Company intends to use the proceeds from the Note for outstanding accounts payable and other obligations owing to vendors, fees and expenses incurred in connection with the Note, and other working capital and general corporate needs; provided that the proceeds may not be used to repay any existing indebtedness for borrowed money of the Company, including indebtedness owing to any shareholder or secured creditor.

On the maturity date, as it may be extended in accordance with the Note, Oxus may elect to convert all or any portion of the outstanding principal of the Note into common shares of the Company at a conversion price of $1.45 per share, subject to adjustment for share dividends, share splits, combinations and similar recapitalizations as set forth in the Note. Conversion is subject to receipt of all required approvals, including any required shareholder approval under applicable Nasdaq Listing Rules. The Company believes that shareholder approval may be required under applicable Nasdaq Listing Rules in order to permit conversion of the Note, and the Company is evaluating the timing and process for seeking any such approval. The Company has agreed to use its best efforts to obtain all such approvals as promptly as practicable, including by taking such actions as may be necessary to seek any required shareholder approval. Based on the initial conversion price of $1.45 per share and not giving effect to accrued interest or the beneficial ownership blocker described below, the Note would be convertible into approximately 2,068,966 common shares. The Note also contains a beneficial ownership blocker prohibiting conversion to the extent that, after giving effect to such conversion, Oxus, together with its affiliates and any other persons whose beneficial ownership would be aggregated with Oxus for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, would beneficially own in excess of 49.9% of the Company’s outstanding common shares.

The Company may voluntarily prepay the Note in whole or in part, without premium or penalty.

The Note is a general senior unsecured obligation of the Company, ranking pari passu in right of payment with any existing or future unsecured indebtedness of the Company.

The Note contains customary events of default, including failure to pay amounts due under the Note, breach of covenants subject to a 30-day cure period, breach of representations and warranties, cross-default on borrowed-money indebtedness of $500,000 or more, unsatisfied judgments of $500,000 or more, and certain voluntary or involuntary bankruptcy or insolvency events. Acceleration is automatic upon certain bankruptcy and insolvency events and is at Oxus’s election upon other events of default.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above regarding the Note is incorporated herein by reference. On the date of issuance, May 29, 2026, the Company became obligated under the Note in the aggregate principal amount of $3.0 million.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Note and the common shares issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended, and were issued, or will be issued, in reliance upon an exemption from registration. The Note contains customary transfer restrictions and legends applicable to unregistered securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Note, the intended use of proceeds therefrom, the Company’s ability to obtain shareholder and other approvals required to permit conversion of the Note under applicable Nasdaq Listing Rules, the timing and outcome of any such shareholder vote, the potential conversion of the Note into common shares, the dilutive impact of any such conversion, the Company’s ability to satisfy its obligations under the Note, the concentration of ownership and influence of Oxus following any conversion, and the Company’s future operations and financial condition. These statements are subject to risks and uncertainties that could cause actual results to differ materially, the Company’s ability to satisfy its obligations under the Note, the dilutive impact of any conversion of the Note into common shares, the Company’s ability to obtain required approvals for conversion, the Company’s ability to consummate equity financings on acceptable terms, the Company’s ability to maintain the listing of its common shares on the Nasdaq Capital Market, and those risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Convertible Promissory Note, dated May 29, 2026, issued by Borealis Foods Inc. to OXUS CAPITAL PTE LTD.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of June 2026.

BOREALIS FOODS INC.

	By:	/s/ Pouneh V. Rahimi
Date: June 4, 2026		Pouneh V. Rahimi
Chief Legal Officer

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